Exhibit 99.1
NEWS RELEASE

For Immediate Release
MAXWELL REPORTS FIRST QUARTER 2016 RESULTS
~ Provides Business Outlook for Second Quarter 2016 ~

Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - May 3, 2016 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported operational and financial results for the three months ended March 31, 2016. Total revenues for the first quarter of 2016 were $35.2 million, compared with $49.8 million for the fourth quarter of 2015 and $34.7 million for the prior year quarter. The Company reported $(1.3) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of 2016, compared with $3.9 million for the fourth quarter of 2015 and $(4.9) million for the prior year quarter. Net loss for the first quarter of 2016 was $6.8 million, compared with $2.2 million for the fourth quarter of 2015 and $9.3 million for the prior year quarter. Non-GAAP net loss for the first quarter of 2016 was $4.3 million, compared with non-GAAP net income of $0.6 million for the fourth quarter of 2015 and non-GAAP net loss of $8.5 million for the prior year quarter.
"We achieved first quarter revenue of $35.2 million, even in the face of a challenging market for our hybrid bus and high-voltage capacitor products in China," said Dr. Franz Fink, Maxwell's president and chief executive officer. "We believe we have taken the right steps to focus and streamline our business, reducing operating expenses nearly 25% year-over-year. Additionally, in the first quarter we completed the consolidation of our U.S. manufacturing facilities and in late April we announced the completion of the sale of our Microelectronics product line for $21 million in cash, further strengthening our balance sheet. These actions, as well as the steps we plan to take throughout the remainder of the year, including the introduction of new and innovative products for the high-voltage and hybrid bus markets, the expansion of our footprint in the wind market, and new technology for the rail market, position us well to sustain and grow our business as we transition to profitability and revenue growth in the years ahead."

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER 2016 RESULTS

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Total revenue	$35,203	$49,830	$34,670
Ultracapacitor revenue	$23,520	$37,331	$21,944
High-Voltage revenue	$8,177	$8,900	$10,651
Microelectronics revenue	$3,506	$3,599	$2,075
Non-GAAP gross margin	28.4%	29.1%	30.3%
Operating loss	$(6,240)	$(1,523)	$(8,572)
Non-GAAP operating income (loss)	$(3,721)	$1,232	$(7,733)
Adjusted EBITDA	$(1,259)	$3,872	$(4,858)
Net loss	$(6,848)	$(2,167)	$(9,341)
Non-GAAP net income (loss)	$(4,329)	$588	$(8,502)
Non-GAAP net income (loss) per share
Basic and diluted	$(0.14)	$0.02	$(0.29)
Net cash provided by (used in) operating activities	$(1,594)	$850	$(777)
Cash purchases of property and equipment	$2,238	$1,364	$1,275
Cash, cash equivalents and restricted cash	$21,989	$24,782	$23,101

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
Discussion of Financial and Operational Results for the Quarter
Revenue and Non-GAAP Gross Margin

•	Total revenue for the first quarter of 2016 was $35.2 million, compared with $49.8 million for the fourth quarter of 2015, primarily due to decreases in ultracapacitor and high voltage revenues.

◦
Ultracapacitor revenue for the first quarter of 2016 was $23.5 million, compared with $37.3 million for the fourth quarter of 2015, primarily driven by an expected seasonal decline in the China hybrid bus market.

◦
High-voltage revenue was $8.2 million for the first quarter of 2016, compared with $8.9 million for the fourth quarter of 2015, primarily driven by a soft market in China as customers put orders on hold while waiting for the release of China's new 5-year plan which was released at the end of the quarter.

◦	Microelectronic revenue for the first quarter of 2016 was $3.5 million, compared with $3.6 million for the fourth quarter of 2015.

•	Non-GAAP gross margin for the first quarter of 2016 was 28.4%, a decrease when compared with the fourth quarter of 2015, reflecting lower factory utilization and a decline in high-voltage revenue.
Adjusted EBITDA, Operating Expense, Operating Loss & Net Loss

•
Adjusted EBITDA for the first quarter of 2016 was $(1.3) million, compared with $3.9 million for the fourth quarter of 2015. The quarter-over-quarter decrease was primarily driven by lower gross margins and higher operating expenses.

•
Operating expense for the first quarter of 2016 was $15.9 million, compared with $15.8 million for the fourth quarter of 2015, primarily driven by higher payroll costs due to annual payroll tax resets, legal expenses associated with the sale of the Microelectronics product line, and executive transition costs.

•
Non-GAAP operating expense for the first quarter of 2016 was $13.7 million compared with $13.2 million for the fourth quarter of 2015 and excludes stock-based compensation, legal expenses associated with SEC and FCPA matters, and other non-standard charges not reflective of the on-going costs to run the business.

•
Operating loss for the first quarter of 2016 was $6.2 million, compared with an operating loss of $1.5 million for the fourth quarter of 2015. The quarter-over-quarter increase was primarily driven by lower gross margins and higher operating expenses.

•	Non-GAAP operating loss for the first quarter of 2016 was $3.7 million compared with non-GAAP operating income of $1.2 million for the fourth quarter of 2015.

•	Net loss for the first quarter of 2016 was $6.8 million, or $(0.22) per share, compared with a net loss of $2.2 million, or $(0.07) per share, for the fourth quarter of 2015.

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER 2016 RESULTS

•	Non-GAAP net loss for the first quarter of 2016 was $4.3 million compared with non-GAAP net income of $0.6 million for the fourth quarter of 2015.
Capital Expenditures

•
Capital expenditures during the first quarter of 2016 were $2.2 million, compared with $1.4 million for the fourth quarter of 2015. Capital expenditures of $1.6 million in the first quarter of 2016 related to the consolidation of the two U.S. manufacturing facilities completed during the quarter.

Business Outlook

•
The business outlook for the second quarter of 2016 reflects expected results for Maxwell, excluding the Microelectronics product line, except for the 27 days during the quarter in which it was still owned by Maxwell.

•	Total revenue for the second quarter of 2016 is expected to be in the range of $34 million to $36 million.

•	Non-GAAP gross margin for the second quarter of 2016 is expected to be in the range of 30% to 32%.

•	Non-GAAP operating expense for the second quarter of 2016 is expected to be in the range of $13 million to $13.5 million.
Other Business & Operational Highlights

•
Maxwell ultracapacitors selected as the core component of the first megawatt-scale, ultracapacitor-based wind farm energy storage system in the world by China Guodian Corporation's Beijing Huadian Tianren Electric Power Control Technology Co.

•
Introduced the 3-volt, 3,000-farad ultracapacitor cell as the newest addition to the K2 product family, giving customers the flexibility to increase power and energy at the same time or to significantly cost-optimize system designs utilizing fewer cells or modules without compromising power or energy.

•	Welcomed automotive industry veterans, Jörg Buchheim, as senior vice president and chief sales officer, and Dr. Henning Hauenstein, as vice president, strategy & marketing.
Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers, and entering the conference ID, MAXWELL.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER 2016 RESULTS

Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of comprehensive income or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense, significant non-standard tax charges, significant non-standard legal expenses, and restructuring-related costs.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Downward pressures on product pricing from increased competition and potential shift in sales mix with respect to low margin and high margin business;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER 2016 RESULTS

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3359, or at our investor relations website: investors.maxwell.com. All information in this release is as of May 3, 2016. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Media & Investor Contact: Amy Wakeham, +1 858.503.3359; awakeham@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue	$35,203	$49,830	$34,670
Cost of revenue	25,550	35,580	24,367
Gross profit	9,653	14,250	10,303
Operating expenses:
Selling, general and administrative	10,098	10,589	10,957
Research and development	5,607	5,068	7,918
Restructuring and exit costs	188	116	—
Total operating expenses	15,893	15,773	18,875
Loss from operations	(6,240)	(1,523)	(8,572)
Interest expense, net	70	83	94
Other income	(84)	—	—
Foreign currency exchange loss, net	139	125	328
Loss before income taxes	(6,365)	(1,731)	(8,994)
Income tax provision	483	436	347
Net loss	$(6,848)	$(2,167)	$(9,341)
Net loss per common share:
Basic and diluted	$(0.22)	$(0.07)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	31,650	31,534	29,445

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$21,589	$24,382
Restricted cash	400	400
Trade and other accounts receivable, net	28,110	43,172
Inventories, net	29,200	39,055
Prepaid expenses and other current assets	2,479	2,593
Assets held for sale	14,411	—
Total current assets	96,189	109,602
Property and equipment, net	31,512	32,324
Goodwill	23,998	23,635
Pension asset	6,125	5,849
Other non-current assets	611	603
Total assets	$158,435	$172,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,597	$33,985
Accrued employee compensation	7,133	6,672
Deferred revenue and customer deposits	3,375	3,066
Short-term borrowings and current portion of long-term debt	37	42
Liabilities held for sale	922	—
Total current liabilities	34,064	43,765
Deferred tax liability, long-term	6,261	6,076
Long-term debt, excluding current portion	44	49
Other long-term liabilities	2,787	2,947
Total liabilities	43,156	52,837
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 31,944 and 31,782 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	3,192	3,176
Additional paid-in capital	292,420	291,505
Accumulated deficit	(187,247)	(180,399)
Accumulated other comprehensive income	6,914	4,894
Total stockholders' equity	115,279	119,176
Total liabilities and stockholders' equity	$158,435	$172,013

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended
		March 31, 2016	December 31, 2015	March 31, 2015
Gross Profit Reconciliation:
GAAP gross profit		$9,653	$14,250	$10,303
Stock-based compensation expense	A	235	105	206
Accelerated depreciation	C	125	125	—
Non-GAAP gross profit		$10,013	$14,480	$10,509
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$15,893	$15,773	$18,875
Stock-based compensation expense	A	(968)	(935)	(633)
Restructuring and related costs	B	(574)	(116)	—
Shareholder proxy advisement fees	D	(314)	(250)	—
Legal costs for SEC and FCPA matters	E	(303)	(1,224)	—
Non-GAAP total operating expenses		$13,734	$13,248	$18,242
Income (Loss) From Operations Reconciliation:
GAAP loss from operations		$(6,240)	$(1,523)	$(8,572)
Stock-based compensation expense	A	1,203	1,040	839
Restructuring and related costs	B	574	116	—
Accelerated depreciation	C	125	125	—
Shareholder proxy advisement fees	D	314	250	—
Legal costs for SEC and FCPA matters	E	303	1,224	—
Non-GAAP income (loss) from operations		$(3,721)	$1,232	$(7,733)
Adjusted EBITDA Reconciliation:
GAAP net loss		$(6,848)	$(2,167)	$(9,341)
Add back:
Interest expense, net		70	83	94
Income tax provision		483	436	347
Depreciation		2,587	2,752	2,824
Amortization of intangible assets		—	13	51
EBITDA		(3,708)	1,117	(6,025)
Foreign currency exchange loss, net		139	125	328
Other income		(84)	—	—
Stock-based compensation expense	A	1,203	1,040	839
Restructuring and related costs	B	574	116	—
Shareholder proxy advisement fees	D	314	250	—
Legal costs for SEC and FCPA matters	E	303	1,224	—
Adjusted EBITDA		$(1,259)	$3,872	$(4,858)

		Three Months Ended
		March 31, 2016	December 31, 2015	March 31, 2015
Net Income (Loss) Reconciliation:
GAAP net loss		$(6,848)	$(2,167)	$(9,341)
Stock-based compensation expense	A	1,203	1,040	839
Restructuring and related costs	B	574	116	—
Accelerated depreciation	C	125	125	—
Shareholder proxy advisement fees	D	314	250	—
Legal costs for SEC and FCPA matters	E	303	1,224	—
Non-GAAP net income (loss)		$(4,329)	$588	$(8,502)
Net Income (Loss) per Share Reconciliation:
GAAP net loss per basic share		$(0.22)	$(0.07)	$(0.32)
Stock-based compensation expense	A	0.04	0.04	0.03
Restructuring and related costs	B	0.02	*	—
Accelerated depreciation	C	*	*	—
Shareholder proxy advisement fees	D	0.01	0.01	—
Legal costs for SEC and FCPA matters	E	0.01	0.04	—
Non-GAAP net income (loss) per diluted share		$(0.14)	$0.02	$(0.29)
Weighted average common shares outstanding:
Basic		31,650	31,534	29,445
Diluted		31,650	31,680	29,445

*	Net income (loss) effect of this reconciling item was less than $0.01 per share.

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Cost of revenue	$235	$105	$206
Selling, general and administrative	671	770	366
Research and development	297	165	267
Total stock-based compensation expense	$1,203	$1,040	$839

(B)
Restructuring and related costs represent restructuring and exit costs incurred in connection with the Company's restructuring plan, disposition transaction costs consisting of legal fees and other expenses incurred in connection with the sale of the microelectronics product line and executive transition costs representing recruiting and other expenses incurred in relation to the resignation and hiring of certain executive officers.

(C)
During the three months ended March 31, 2016 and December 31, 2015, the Company recorded accelerated depreciation charges of $0.1 million and $0.1 million, respectively, related to the adjustment of the remaining useful life for certain manufacturing equipment.

(D)	Shareholder proxy advisement fees represent external advisor expenses incurred in connection with preparing for the Company's 2016 shareholder proxy and annual meeting.

(E)
Legal costs for the FCPA and SEC matters represent external legal expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.